EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ultimate Electronics, Inc. 2000 Equity Incentive Plan of our report dated March 8, 2001, with respect to the consolidated financial statements and schedule of Ultimate Electronics, Inc. included or incorporated by reference in the Annual Report (Form 10-K) for the year ended January 31, 2001.




/s/ ERNST & YOUNG, LLP

Denver, Colorado
July 5, 2001